JACKSON FINANCIAL INC.

RESTRICTED SECURITIES/AFFILIATES LIST

Effective April 1, 2023[1]

RESTRICTED SECURITIES

COMPANY
Jackson Financial Inc.
Jackson National Life Global Funding
Prudential plc
PPM Funds

MINORITY INTEREST HOLDERS

COMPANY	COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP
Prudential plc	United Kingdom and Wales	9.2% Minority Interest held in Jackson Financial Inc. [2]
The Vanguard Group	United States (Pennsylvania)	10.2% Minority Interest held in Jackson Financial Inc.[3]
FMR LLC	United States (Delaware)	6.815% Minority Interest held in Jackson Financial Inc.[4]
Abigail P. Johnson	United States	6.815% Minority Interest held in Jackson Financial Inc. [4]
Fidelity Management & Research Company LLC IA	United States (CT, IL, MA, NH, RI)	5% or more Minority Interest held in Jackson Financial Inc. [4]
Fidelity Management Trust Company BK	United States (Massachusetts)	5% or more Minority Interest held in Jackson Financial Inc. [4]
Strategic Advisers LLC IA	United States[5]	5% or more Minority Interest held in Jackson Financial Inc. [4]
BlackRock, Inc.	United States (Delaware)	7.7% Minority Interest held in Jackson Financial Inc[6]
BlackRock Life Limited	United Kingdom	5% or more Minority Interest held in Jackson Financial Inc. [6]
Aperio Group, LLC	California	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Advisors, LLC	Delaware	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock (Netherlands) B.V.	Netherlands	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Institutional Trust Company, National Association	California	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Asset Management Ireland Limited	Ireland	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Financial Management, Inc.	Delaware	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Japan Co., Ltd.	Japan	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Asset Management Schweiz AG	Switzerland	5% or more Minority Interest held in Jackson Financial Inc. [6]

[1] Information as of April 1, 2023, except where otherwise indicated.

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AS OF APRIL 1, 2023
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

BlackRock Investment Management, LLC	Delaware	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Investment Management (UK) Limited	United Kingdom	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Asset Management Canada Limited	Canada	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock (Luxembourg) S.A.	Luxembourg	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Investment Management (Australia) Limited	Australia	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Fund Advisors	California	5% or more Minority Interest held in Jackson Financial Inc. [6]
BlackRock Fund Managers Ltd	United Kingdom	5% or more Minority Interest held in Jackson Financial Inc. [6]

1. As a reminder, the restricted securities section is intended to be used by Sub-Advisers of JNL Funds registered under the '40 Act. JNAM Compliance is removing Apollo and Athene from a Section 17 perspective, due to their ownership percentages. All other Jackson entities should perform their own analysis and determine issues of affiliation.

2. Percentage held as of February 21, 2023, SC 13G filed by Prudential plc on EDGAR, subject to change.

3. Percentage held as of February 9, 2023, SC 13G filed by The Vanguard Group on EDGAR, subject to change.

4. Percentage held as of February 9, 2023, SC 13G filed by FMR LLC on EDGAR, subject to change.

5. Please see https://adviserinfo.sec.gov/firm/summary/104555 for list of individual US States.

6. Percentage held as of February 24, 2023, SC 13G filed by BlackRock, Inc. on EDGAR, subject to change.

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AS OF APRIL 1, 2023
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

JACKSON®

AFFILIATES

COMPANY	STATE / COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP PUBLICLY TRADED INDICATED IN RED BROKER/DEALER INDICATED IN GREEN
Allied Life Brokerage Agency, Inc.	Iowa	100% Jackson National Life Insurance Company
Brier Capital LLC	Michigan	100% Brooke Life Insurance Company
Brooke Life Insurance Company	Michigan	100% Jackson Holdings LLC
Hermitage Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson Charitable Foundation, Inc.	Michigan	100% Jackson National Life Insurance Company
Jackson Finance LLC	Michigan	100% Jackson Financial Inc.
Jackson Holdings LLC	Delaware	100% Jackson Financial Inc.
Jackson National Asset Management, LLC	Michigan	100% Jackson National Life Insurance Company
Jackson National Life (Bermuda) Ltd.	Bermuda	100% Jackson National Life Insurance Company
Jackson National Life Distributors LLC	Delaware	Broker/Dealer / Identifiers: CRD#: 40178; SEC#: 8-48984 100% Jackson National Life Insurance Company
Jackson National Life Insurance Agency, LLC	Illinois	100% Jackson National Life Distributors LLC
Jackson National Life Insurance Company	Michigan	100% Brooke Life Insurance Company
Jackson National Life Insurance Company of New York	New York	100% Jackson National Life Insurance Company
Mission Plans of America, Inc.	Texas	100% Jackson National Life Insurance Company
National Planning Holdings LLC	Delaware	100% Jackson National Life Insurance Company
PGDS (US One) LLC	Delaware	100% Jackson National Life Insurance Company
PPM America Capital Partners III, LLC	Delaware	60.50% PPM America, Inc.
PPM America Capital Partners IV, LLC	Delaware	34.50% PPM America, Inc.
PPM America Capital Partners V, LLC	Delaware	34% PPM America, Inc.
PPM America Capital Partners VI, LLC	Delaware	32% PPM America, Inc.
PPM America Capital Partners VII, LLC	Delaware	15.18% PPM America, Inc.
PPM America Capital Partners VIII, LLC	Delaware	52.125% PPM America, Inc.
PPM Pomona Capital Partners, LLC	Delaware	45% PPM America, Inc.

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AS OF APRIL 1, 2023
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

- 4 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM America, Inc. Delaware 100% PPM Holdings, Inc. PPM Funds Massachusetts Publicly Traded / Company Number: 1298727 89.58% Jackson National Life Insurance Company; 10.28% PPM America, Inc. PPM Holdings, Inc. Delaware 100% Jackson Holdings LLC PPM Loan Management Company 2, LLC Delaware Management and Originator Series: 100% PPM America, Inc. Any Retention Series: 100% Jackson National Life Insurance Company REALIC of Jacksonville Plans, Inc. Texas 100% Jackson National Life Insurance Company ROP, Inc. Delaware 100% Jackson National Life Insurance Company Squire Capital I LLC Michigan 100% Jackson National Life Insurance Company Squire Capital II LLC Michigan 100% Jackson National Life Insurance Company Squire Reassurance Company II, Inc. Michigan 100% Jackson National Life Insurance Company Squire Reassurance Company LLC Michigan 100% Jackson National Life Insurance Company VFL International Life Company SPC, Ltd. Cayman Islands 100% Jackson National Life Insurance Company

- 5 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM’S INVESTMENT PRODUCTS AND RELATED ENTITIES WHERE ULTIMATE JFI OWNERSHIP IS GREATER THAN 5%7 STATE / COUNTRY OF ORGANIZATION AA GP Solutions Fund, L.P. Delaware AA MMF 1 Holdco L.P. Delaware AA Pencil Holdings LP Delaware AA WH Holdco, L.P. Delaware AG Essential Housing Fund II, L.P. Delaware AIOF II VANIR AIV (MF), L.P. Delaware Apollo Core Infrastructure Feeder Fund, L.P. Delaware Apollo Hybrid Value Fund II, L.P. Delaware Apollo Impact Mission Fund, L.P. Delaware Apollo Infrastructure Opportunities Fund II, L.P. Delaware Apollo Royalties Fund I, L.P. Delaware ADP Finance Partners, L.P. Delaware B2B Solutions, LLC Delaware Calera XXII, LLC Delaware Calera XXIII, LLC Delaware Centre Capital Non-Qualified Investors IV L.P. Delaware Centre Capital Non-Qualified Investors IV AIV-RA, LP Delaware Centre Capital Non-Qualified Investors V AIV-ELS LP Delaware Centre Capital Non-Qualified Investors V LP Delaware CEP IV-A CWV AIV Limited Partnership Delaware CEP IV-A Davenport AIV LP Ontario CEP IV-A NMR AIV Limited Partnership Ontario Clairvest Equity Partners IV-A Limited Partnership Ontario Core Senior Lending Fund II Feeder, LP Delaware CSHC Co-Invest Unblocked, LLC Delaware DCA Hudson Co-Investor, LP Delaware Emerald Holdings Partnership, LP Delaware Fashionphile Group, LLC Delaware Foreland A-1, LLC Texas

- 6 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Freedom Parent LP Delaware GCI Holding Corporation Delaware Island NYC Recovery Fund I, L.P. Delaware Hydraulic Authority I Limited England JFL-IPR Co-Invest Partners, L.P. Delaware KKR Proof Co-Invest Direct L.P. Delaware MDP SM Holdings, LLC Delaware Motive Capital Fund II-A, L.P. Delaware Metalmark NNE Holdings, LLC Delaware NewSpring Deposco Investor LLC Pennsylvania NewSpring Fashionphile Holdings LLC Pennsylvania NNN AGP Opportunities Fund, L.P. Delaware NNN AGP Opportunities Fund II, L.P. Delaware NNN AGP Opportunities Fund III, L.P. Delaware NOVA Infrastructure Fund I L.P. Delaware NOVA Infrastructure Holdings L.P. Delaware NSG V Unblocked AIV L.P. Delaware Old Hickory Fund I, LLC Delaware PPM America Private Equity Fund III LP Delaware PPM America Private Equity Fund IV LP Delaware PPM America Private Equity Fund V LP Delaware PPM America Private Equity Fund VI LP Delaware PPM America Private Equity Fund VII LP Delaware PPM America Private Equity Fund VIII-A LP Delaware PPM CLO 2018-1 Ltd. Cayman Islands PPM CLO 2018-1, LLC Delaware PPM CLO 2 Ltd. Cayman PPM CLO 2, LLC Delaware PPM CLO 3 Ltd. Cayman Islands PPM CLO 3, LLC Delaware

- 7 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM CLO 4 Ltd. Cayman Islands PPM CLO 4, LLC Delaware PPM CLO 5 Ltd. Cayman Islands PPM CLO 5, LLC Delaware PPM CLO 6 Ltd. Cayman PPM CLO 6, LLC Delaware Pretium Olympus JV, L.P. Delaware RCP Fund II Co-Invest – Beacon 2, LP Delaware RCP Fund II Co-Invest-CEI 2, L.P. Delaware SEP V HL Holdings II, LP Delaware SFR Delos Partners, L.P. Delaware THMI, Inc. Delaware Wolfcamp Co-Investors, LP Delaware Wynnefield Private Equity Partners I, LP Delaware AA Tundra Investor, L.P. Delaware AEP Fund VI Pace Holdings, L.P. Delaware AIOF II Njord Debt Aggregator, L.P. Delaware American Packing & Gasket Holdings, LLC Delaware Apollo USREF III Royce Holdings LP Delaware Arsenal Capital Partners QP II B LP Delaware ASG Co-Investment Vehicle, LP Delaware Calera XXI, LLC Delaware Calera XIX LLC Delaware Calera XXIV, LLC Delaware Carlyle Infrastructure Credit Fund Note Issuer, L.P Delaware Centre Capital Non-Qualified Investors IV AIV ELS, L.P. Delaware CEP V-A CS AIV Limited Partnership Delaware CEP V-A DMS AIV LP Delaware CEP V-A DR AIV Limited Partnership Delaware CEP V-A Mass AIV Limited Partnership Delaware CEP V-A WBLI AIV LP Delaware

- 8 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY CEP VI-A AEP AIV Limited Partnership Delaware Chartwell Investments II, LP Delaware CIABB Holdings, LLC Delaware CIVC Partners Fund III, LP Delaware CIVH Holdings, LLC Delaware CIVH Holdings II LLC Delaware Clairvest Equity Partners VI-A Canada CPS Performance Materials Holdings Delaware Eclipse Co-Investor, LP Delaware Family Bakery Holdings, LLC Delaware FFP Group Holdings, LP Delaware FH Sunrise Co-Investment I, LP Delaware G2G Holdco, LLC Delaware GFF Holdco LP Delaware INTO Pooling Entity, LP Delaware JFI-API Co-Invest Partners, LP Delaware Kleinfelder Holdings, LLC Delaware LBR Co-Invest DebtCo, LP Delaware LBR Co-Invest EquityCo, LP Delaware LCLA Brazil Holdings, LP Ontario LCLA Daylight, LP Delaware Leeds Astra Investors, LLC Delaware LJ Broder Co-Invest LLC Delaware LION Co-Invest LP Delaware LM LSQ Investors LLC Delaware LM Matthews Holdings III LLC Delaware LM Matthews Holdings III-A LLC Delaware LM Tortoise Investment Holdings IV LLC Delaware Lovell Minnick Equity Partners III, L.P. Delaware Mallard Co-Investors, LP Delaware NSG V Unblocked AIV LP Delaware

- 9 AS OF APRIL 1, 2023 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Project River Acquisition, LP Delaware RCP Monte Nido Co-Investment Fund, L.P. Delaware Roxo Co-Investors, LP Delaware Sabrosura Super Holdings LLC Delaware Seidler Equity Partners IV, L.P. Delaware Seidler Equity Partners VII LP Delaware SEP V HL Holdings, LP Delaware SEP VI Achem Holdings LP Delaware Simplify Compliance Holdings LLC Delaware SPC Investments Co. LP Delaware Star2Star Holdings, LLC Delaware Triple Point Holdings Partnership, L.P. Delaware TSC Co-Invest, LP Delaware TSG6 Goat Co-Investors, LP Delaware VetCor Co-Invest, LP Delaware Vortus – Foreland II Co-Investment, LP Delaware VS Professional Training Holdco, LP Delaware Woodland Graham Holdings, LLC Delaware YT Brigham Co Investments Partners LP Delaware 7 Based on most recently available information. OPEN-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act JNL Investors Series Trust JNL Series Trust PPM Funds

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